As filed with the Securities and Exchange Commission on February 25, 2009
              Registration No.   333-135055

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
________________

BERRY PETROLEUM COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	77-0079387 (I.R.S. Employer Identification Number)
1999 Broadway, Suite 3700
Denver, Colorado 80202
(303) 999-4400
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
_______________

Robert F. Heinemann
1999 Broadway, Suite 3700
Denver, Colorado 80202
(303) 999-4400
(Name, address, including zip code, and telephone number, including area code, of agent for service)
________________

Copies of all communications to:

Laura K. McAvoy Musick, Peeler & Garrett LLP 2801 Townsgate Road, Suite 200 Westlake Village, California 91361 (805) 418-3115	Kelly B. Rose Baker Botts L.L.P. One Shell Plaza, 910 Louisiana Street Houston, Texas 77002 (713) 229-1234

________________

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
________________

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐
If any of the securities on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☑
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:    ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):
Large accelerated filer ☑                                                                                               Accelerated filer  ☐
 Non-accelerated filer ☐                                                                                       Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

	Amount to be Registered/Proposed Maximum Aggregate Offering Price (1)(2)	Amount of Registration Fee
Title of Each Class of                 Securities to be Registered
Debt Securities (which may be senior or subordinated, convertible or non-convertible)
Preferred Stock, par value $0.01 per share
Class A Common Stock, par value $0.01 per share(3)
Warrants
Total	$750,000,000	$29,475

(1)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act and exclusive of accrued interest, distributions and dividends, if any. The aggregate initial offering price of all securities issued from time to time pursuant to this registration statement shall not exceed $750,000,000 or the equivalent thereof in foreign currencies, foreign currency units or composite currencies. If any debt securities are issued at an original issue discount, then the offering price shall be in such greater principal amount as shall result in an aggregate initial offering price of up to $750,000,000 or the equivalent thereof in foreign currencies, foreign currency units or composite currencies, less the dollar amount of any securities previously issued hereunder. Any securities registered hereunder may be sold separately or with other securities registered hereunder.

(2)
There is being registered hereunder such indeterminate number or amount of debt securities, common stock, preferred stock and warrants as may from time to time be issued at indeterminate prices and as may be issuable upon conversion, redemption, exchange, exercise or settlement of any securities registered hereunder, including under any applicable antidilution provisions.

(3)
Includes rights to purchase shares of Series B Junior Participating Preferred Stock upon the occurrence of certain events pursuant to the Berry Petroleum Company Rights Agreement dated December 8, 1999.

________________

PROSPECTUS

BERRY PETROLEUM COMPANY

Debt Securities

Preferred Stock

Class A Common Stock

Warrants

________________

The following are types of securities that we may offer, issue and sell from time to time, together or separately: debt securities, which may be senior debt securities or subordinated debt securities and may be convertible; shares of our preferred stock; shares of our Class A Common Stock; and warrants to purchase debt or equity securities.

This prospectus contains summaries of the general terms of these securities.  At the time of each offering we will provide the specific terms, manner of offering and the initial public offering price of the securities in a supplement to this prospectus.  The prospectus supplements may also add, update or change information contained in this prospectus.  You should carefully read this prospectus and the applicable prospectus supplement before you decide to invest.  This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

We may offer and sell these securities through one or more underwriters, dealers and agents, through underwriting syndicates managed or co-managed by one or more underwriters, or directly to purchasers, on a continuous or delayed basis.  The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering.

Our Class A Common Stock is listed on the New York Stock Exchange under the symbol “BRY.” Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

You should consider carefully the risk factors beginning on page 7 of this prospectus before purchasing any of our securities.

________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

________________

This prospectus is dated February 25, 2009.

TABLE OF CONTENTS

Page

ABOUT THIS PROSPECTUS [5]
INCORPORATION BY REFERENCE [5]
WHERE YOU CAN FIND MORE INFORMATION [6]
FORWARD-LOOKING STATEMENTS [6]
BERRY PETROLEUM COMPANY [6]
RISK FACTORS [6]

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS [7]
RATIO OF EARNINGS TO FIXED CHARGES [10]
USE OF PROCEEDS [10]
DESCRIPTION OF DEBT SECURITIES [10]
DESCRIPTION OF PREFERRED STOCK [11]
DESCRIPTION OF COMMON STOCK [12]
DESCRIPTION OF WARRANTS [13]
PLAN OF DISTRIBUTION [14]
VALIDITY OF OFFERED SECURITIES [15]
EXPERTS [15]

           ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement that we filed with the U.S. Securities and Exchange Commission (“SEC”).  By using a shelf registration statement, we may sell from time to time in one or more offerings any combination of the securities described in this prospectus.  For further information about the securities and us, you should refer to our registration statement and its exhibits.  The registration statement can be obtained from the SEC as described below under the heading “Where You Can Find More Information.” References in this prospectus to “we,” “our” or “us” refer to Berry Petroleum Company and its direct and indirect subsidiaries.

This prospectus provides you with a general description of the securities we may offer.  Each time we sell securities, we will provide a prospectus supplement that contains more specific information about the terms of those securities.  The prospectus supplement may also add, update or change information contained in this prospectus.  You should read both this prospectus and any prospectus supplement together with the additional information included in our reports, proxy statements and other information filed with the SEC.  If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.

You should rely only on information contained or incorporated by reference in this prospectus and any applicable prospectus supplement.  We have not authorized anyone to provide different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  You should assume that the information contained in this prospectus and information that we previously filed with the SEC and incorporated by reference in this prospectus is accurate as of the date on the front cover of this prospectus.  Our business, financial condition, results of operations and prospects may have changed since that date.  We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

           INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information we file with it.  This means that we can disclose important information to you by referring you to those documents.  Any information we reference in this manner is considered part of this prospectus.  Information we file with the SEC after the date of this prospectus will automatically update and, to the extent inconsistent, supersede the information contained in this prospectus.

We incorporate by reference the documents listed below and future filings we make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (excluding, unless otherwise provided therein or herein, information furnished pursuant to Item 2.02 and Item 7.01 on any Current Report on Form 8-K) after the effectiveness of this registration statement and before the termination of the offering.

•	Our Annual Report on Form 10-K/A for the year ended December 31, 2007 as amended on February 27, 2008;

•	Our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2008, June 30, 2008 and September 30, 2008;

•
Our Current Reports on Form 8-K and 8-K/A filed on May 30, 2008, June 11, 2008, June 19, 2008, June 26, 2008, July 16, 2008, July 31, 2008, August 6, 2008, September 29, 2008, October 17, 2008, November 17, 2008, November 21, 2008, November 21, 2008, December 4, 2008, December 19, 2008, December 29, 2008, December 30, 2008, January 12, 2009, January 26, 2009 and February 20, 2009;

•	The description of our Class A Common Stock contained in our Registration Statement on Form 8-A which was declared effective by the Securities and Exchange Commission on or about October 20, 1987;

•
The description of our Rights to Purchase Series B Junior Participating Preferred Stock contained in our Registration Statement on Form 8-A filed with the Securities and Exchange Commission on December 7, 1999; and

•
All other documents filed by us with the SEC under Sections 13 and 14 of the Securities Exchange Act of 1934 after the date of this prospectus but before the end of the offering of the securities made by this prospectus.

As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents that are not specifically incorporated by reference, at no cost to you, by writing or calling us at:

Berry Petroleum Company

Attn: Investor Relations

5201 Truxtun Avenue, Suite 300

Bakersfield, California 93309

(661) 616-3900

           WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC.  Our filings are available over the Internet at the SEC’s web site at http://www.sec.gov and at our web site at http://www.bry.com.  Information on our website or any other website is not incorporated by reference in this prospectus and does not constitute part of this prospectus.

This prospectus is part of a registration statement and, as permitted by SEC rules, does not contain all of the information included in the registration statement.  Whenever a reference is made in this prospectus to any of our contracts or other documents, the reference may not be complete and, for a copy of the contract or document, you should refer to the exhibits that are part of the registration statement.  You may also read and copy any document we file with the SEC at the SEC’s public reference rooms at:

100 F Street, N.E.

Room 1580

Washington, D.C. 20549

You may call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges.  You may also inspect the reports and other information we file with the SEC at:

New York Stock Exchange

20 Broad Street

New York, New York 10005.

           FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference in this prospectus contains statements that are, or may be deemed to be, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Any statements in this prospectus that are not historical facts are forward-looking statements that involve risks and uncertainties.  Words such as “expect,” “could,” “would,” “may,” “believe,” “estimate,” “anticipate,” “intend,” “plans,” other forms of those words and others indicate forward-looking statements, but their absence does not mean that a statement is not forward-looking.  A statement is forward-looking if the discussion involves strategy, beliefs, plans, targets, or intentions.

Forward-looking statements are made based on our management’s current expectations and beliefs concerning future developments and their potential effects upon us.  Important factors which could affect actual results are discussed in detail in the following pages of this document.

           BERRY PETROLEUM COMPANY

We are an independent energy company engaged in the production, development, acquisition, exploitation and exploration of crude oil and natural gas.  While we were incorporated in Delaware in 1985 and have been a publicly traded company since 1987, we can trace our roots in California oil production back to 1909.  Currently, our principal reserves and producing properties are located in California (San Joaquin Valley and Los Angeles Basins), Utah (Uinta Basin), Colorado (Denver-Julesburg and Piceance Basins) and Texas (East Texas Basin).

Berry Petroleum Company is a Delaware corporation.  Our corporate headquarters and principal executive offices are located at 1999 Broadway, Suite 3700, Denver, Colorado 80202, and our telephone number is (303) 999-4400.

           RISK FACTORS

An investment in our securities involves risks. You should carefully consider all of the information contained in or incorporated by reference in this prospectus and other information which may be incorporated by reference in this prospectus or any prospectus supplement as provided under “Incorporation by Reference,” including the risks described under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Reports on Form 10-K and our Quarterly Reports on Form 10-Q. This prospectus also contains forward-looking statements that involve risks and uncertainties. Please read “Forward-Looking Statements.” Our actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors, including the risks described elsewhere in this prospectus or any prospectus supplement and in the documents incorporated by reference into this prospectus or any prospectus supplement. If any of these risks occur, our business, financial condition or results of operations could be adversely affected. Additional risks not currently known to us or that we currently deem immaterial may also have a material adverse effect on us.

           UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements and related notes give effect to the acquisition by Berry Petroleum Company of certain oil and gas producing properties from O’Brien Resources, LLC, SEPCO II, LLC, Liberty Energy, LLC, Crow Horizons Company, and O’Brien II, LP (collectively referred to as “O’Brien”) on  July 15, 2008.

The unaudited pro forma condensed combined statements of income are derived from the individual statements of operations of Berry Petroleum Company and the statements of combined revenues and direct operating expenses of O’Brien, and combines the results of operations of Berry Petroleum Company for the nine months ended September 30, 2008 and O’Brien for the period from January 1, 2008 to the acquisition date of July 15, 2008 as if the acquisition occurred on January 1, 2007.

Pro forma data is based on assumptions and include adjustments as explained in the notes to the unaudited pro forma condensed combined financial statements.  As adjustments are based on currently available information, actual adjustments may differ from the pro forma adjustments; therefore, the pro forma data is not necessarily indicative of the financial results that would have been attained had the O’Brien transaction occurred on the dates referenced above, and should not be viewed as indicative of operations in future periods.  The unaudited pro forma condensed combined financial statements, including any notes thereto, are qualified in their entirety to, and should be read in conjunction with the notes thereto, Berry Petroleum Company’s Annual Report on Form 10-K/A for the year ended December 31, 2007 filed with the Securities and Exchange Commission and Form 10-Q for the quarter ended September 30, 2008 filed with the Securities and Exchange Commission, and the Statement of Combined Revenues and Direct Operating Expenses for the Oil and Gas Properties Purchased by Berry Petroleum Company from a Consortium of Private Sellers filed as part of Berry Petroleum Company’s Current Report on Form 8-K/A filed on September 29, 2008.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2008
(In thousands, except per share amounts)

	BERRY PETROLEUM HISTORICAL	O’BRIEN PROPERTIES HISTORICAL	PRO FORMA ADJUSTMENTS (SEE NOTE 2)		PRO FORMA COMBINED

REVENUES AND OTHER INCOME ITEMS
Sales of oil and gas	$557,689	$52,706	$-		$610,395
Sales of electricity	51,223	-	-		51,223
Gas marketing	28,046	-	-		28,046
Gain on sale of assets	510	-	-		510
Interest and other income, net	4,095	-	-		4,095
	641,563	52,706	-		694,269
EXPENSES
Operating costs – oil and gas production	152,852	1,870	-		154,722
Operating costs - electricity generation	45,620	-	-		45,620
Production taxes	23,121	7,479	-		30,600
Depreciation, depletion & amortization - oil and gas production	96,588		9,451	a,d	106,039
Depreciation, depletion & amortization - electricity generation	1,991	-	-		1,991
Gas marketing	26,087	-	-		26,087
General and administrative	37,067	-	2,675	b	39,742
Interest	16,444	-	24,455	c	40,899
Commodity derivatives	172	-	-		172
Dry hole, abandonment, impairment and exploration	9,162	-	-		9,162
	409,104	9,349	36,581		455,034
Income before income taxes	232,459	43,357	(36,581)		239,235
Provision for income taxes	86,939	-	1,873		88,812

Net income	$145,520	$43,357	$(38,454)		150,423

Basic net income per share	$3.27				$3.38

Diluted net income per share	$3.20				$3.31

Dividends per share	$.225				$.225

Weighted average number of shares of capital stock outstanding used to calculate basic net income per share	44,466				44,466
Effect of dilutive securities:
Equity based compensation	914				914
Director deferred compensation	126				126
Weighted average number of shares of capital stock used to calculate diluted net income per share	45,506				45,506

BERRY PETROLEUM COMPANY
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENT

NOTE 1 – BASIS OF PRESENTATION

The unaudited pro forma statements of income for the nine months ended September 30, 2008 are based on the unaudited financial statements of Berry Petroleum Company for the nine months ended September 30, 2008, the unaudited statement of combined revenues and direct operating expenses of the O’Brien properties for the period from January 1, 2008 to the acquisition date of July 15, 2008, and the adjustments and assumptions described below.

The financial statements presented are not indicative of the results of operations of the acquired properties going forward due to changes in the business and the need to include certain operating expenses on a prospective basis.

NOTE 2 – ADJUSTMENTS TO PRO FORMA STATEMENT OF INCOME

The unaudited pro forma statement of income gives effect to the following pro forma adjustments necessary to reflect the acquisition:

a.
Record incremental pro forma depreciation, depletion and amortization expense recorded in accordance with the successful efforts method of accounting for oil and gas activities based on the purchase price allocation to depreciable and depletable assets.

b.
Record assumed increase in general and administrative expenses as a result of the purchase of the O’Brien properties primarily relating to an increase of 14 additional employees and other costs incurred to support increased operating activities.

c.
Record interest expense for the additional debt of approximately $666 million incurred in conjunction with the purchase of O’Brien properties at a rate of 7.715% per annum based on the terms of Berry Petroleum Company’s credit agreement.  A one-tenth of one percent change in interest rate would have an approximately $897 thousand annual impact on interest expense.

d.
Record pro forma accretion of asset retirement obligation on properties acquired in accordance Statement of Financial Accounting Standards No. 143, “Accounting for Asset Retirement Obligations,” computed using an inflation rate of 2.85% and a discount rate of 8.05%.

e.	Record a pro forma income tax provision on the incremental pre-tax income at a net statutory rate approximating 39% and certain other tax adjustments.

BERRY PETROLEUM COMPANY
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENT
(CONTINUED)

NOTE 3 – PURCHASE PRICE ALLOCATION

Record the pro forma allocation of the purchase price of the acquisition of the O’Brien properties using the purchase method of accounting.  The following is a calculation and allocation of purchase price to the O’Brien properties and liabilities based on their relative fair values, pending completion of Berry Petroleum Company’s valuation analysis in accordance with FAS 141:

Purchase price (in thousands):
Original purchase price	$622,356

Closing adjustments for property costs, and operating expenses in excess of revenues between the effective date and closing date funded by borrowings from senior secured revolving credit facility	43,811

Total purchase price allocation	$666,167

Preliminary Allocation of purchase price (in thousands):
Gas properties	$651,803	(i)
Pipeline	17,288

Total asset acquired	669,091

Current liabilities	1,569	(ii)
Asset retirement obligation	1,355

Net assets acquired	$666,167

(i)	Determined by reserve analysis.

(ii)           Record accrual for royalties payable and transaction costs, which are primarily legal and accounting fees.

NOTE 4 – NET INCOME PER SHARE

Basic net income per share is computed by dividing income available to common shareholders (the numerator) by the weighted average number of shares of capital stock outstanding (the denominator).  The Company’s Class B stock is included in the denominator of basic and diluted net income.  The computation of diluted net income per share is similar to the computation of basic net income per share except that the denominator is increased to include the dilutive effect of the additional common shares that would have been outstanding if all convertible securities had been converted to common shares during the period.

RATIO OF EARNINGS TO FIXED CHARGES

The following table presents our historical ratio of earnings to fixed charges for the nine months ended September 30, 2008 and for each of the years in the five-year period ended December 31, 2007.

	Nine Months Ended	Year Ended December 31,
	September 30, 2008	2007	2006	2005	2004	2003
Ratio of Earnings to Fixed Charges	7.8x                	6.4x	9.5x	27.9x	44.3x	27.1x
For purposes of this table, “earnings” consists of income before income taxes plus fixed charges and less capitalized interest.  “Fixed charges” consists of interest expense and capitalized interest.

           USE OF PROCEEDS

Unless we have indicated otherwise in the accompanying prospectus supplement, we expect to use the net proceeds we receive from any offering of these securities for our general corporate purposes, including working capital, repayment or reduction of debt, capital expenditures, acquisitions of additional oil and natural gas properties or companies owning oil and natural gas properties and repurchases and redemptions of securities.  Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of other short-term indebtedness.

           DESCRIPTION OF DEBT SECURITIES

The debt securities will either be senior debt securities or subordinated debt securities.  Senior debt securities will be issued under a senior indenture and subordinated debt securities will be issued under a subordinated indenture.  Unless otherwise specified in the applicable prospectus supplement, the trustee under the indentures will be Wells Fargo Bank, National Association.  The forms of indentures are filed as exhibits to the registration statement of which this prospectus forms a part.  We will include in a supplement to this prospectus the specific terms of each series of debt securities being offered, including the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock, preferred stock or other debt securities.  The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the indentures (and any amendments or supplements we may enter into from time to time which are permitted under each indenture) and the debt securities, including the definitions therein of certain terms.

Unless otherwise specified in a prospectus supplement, the debt securities will be direct unsecured obligations of Berry Petroleum Company.  The senior debt securities will rank equally with any of our other senior and unsubordinated debt.  The subordinated debt securities will be subordinate and junior in right of payment to any senior indebtedness.  The indentures do not limit the aggregate principal amount of debt securities that we may issue and provide that we may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount.  Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance.  Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable indenture.

           DESCRIPTION OF PREFERRED STOCK

This section summarizes the general terms of the preferred stock that we may offer.  The prospectus supplement relating to a particular series of preferred stock offered will describe the specific terms of that series, which may be in addition to or different from the general terms summarized in this section.  The summary in this section and in any prospectus supplement does not describe every aspect of the preferred stock and is subject to and qualified in its entirety by reference to all the provisions of our restated certificate of incorporation, the certificate of designation relating to the applicable series of preferred stock and the Delaware General Corporation Law.  The certificate of designation will be filed as an exhibit to or incorporated by reference in the registration statement.

Our restated certificate of incorporation authorizes us to issue 2,000,000 shares of preferred stock, par value of $.01 per share.  As of February 2, 2009, no shares of preferred stock were outstanding, and 500,000 were reserved for issuance under our Shareholder Rights Agreement.  We may issue preferred stock from time to time in one or more classes or series with such rights and preferences, including voting, dividend and conversion rights and other terms, as our board of directors may establish without any further authorization by the shareholders.

The preferred stock that we may offer will be issued in one or more classes or series.  The prospectus supplement relating to the particular class or series of preferred stock will describe the specific terms of the class or series, including:

•	the designation and stated value, if any, per share and the number of shares offered;

•	the amount of liquidation preference per share and any priority relative to any other class or series of preferred stock or common stock;

•	the initial public offering price at which shares will be issued;

•	the dividend rate (or method of calculation), the dates on which dividends will be payable and the dates from which dividends will commence to cumulate, if any;

•	any redemption or sinking fund provisions;

•	any conversion or exchange rights;

•	any voting rights; and

•	any other rights, preferences, privileges, limitations and restrictions.

General

The holders of preferred stock will have no preemptive rights.  Upon issuance against full payment of the purchase price, the preferred stock will be fully paid and non-assessable.  Unless otherwise provided in the prospectus supplement relating to the particular class or series, the preferred stock will have the rights described below.

Dividends

The preferred stock will be preferred over any class or series of common stock as to payment of dividends.  Before we can declare, pay or set apart for payment any dividends or distributions, other than dividends or distributions payable in common stock, on the common stock, we will pay dividends to the holders of shares of each class and series of preferred stock entitled to receive dividends when, as and if declared by our board of directors.  We will pay those dividends either in cash, shares of common stock or preferred stock or otherwise, at the rate and on the date or dates set forth in the prospectus supplement.  For each class or series of preferred stock, the dividends on each share of the class or series will be cumulative from the date of issue of the share unless some other date is set forth in the prospectus supplement relating to the series.  Accruals of dividends will not bear interest.

Liquidation

The preferred stock will be preferred over the common stock as to asset distributions so that the holders of each class and series of preferred stock will be entitled to be paid the amount stated in the applicable prospectus supplement upon our voluntary or involuntary liquidation, dissolution or winding up and before any distribution is made to the holders of common stock.  If upon any liquidation, dissolution or winding up, our net assets are insufficient to permit the payment in full of the respective amounts to which the holders of all outstanding preferred stock are entitled, unless otherwise described in a prospectus supplement, our entire remaining net assets will be distributed among the holders of each class and series of preferred stock in amounts proportional to the full amounts to which the holders of each class and series are entitled.

Redemption or Conversion

The shares of any class or series of preferred stock will be redeemable or will be convertible into shares of common stock or any other class or series of preferred stock to the extent described in the prospectus supplement relating to the series.

           DESCRIPTION OF COMMON STOCK

We are authorized to issue up to 100,000,000 shares of Class A Common Stock, par value $.01 per share, and up to 3,000,000 shares of Class B Common Stock, par value $.01 per share.  As of February 2, 2009, there were 42,782,521 shares of Class A Common Stock and 1,797,784 shares of Class B Common Stock outstanding.

If we issue any common stock under this prospectus, we will issue shares of Class A Common Stock.  This section summarizes the general terms of our Class A Common Stock and Class B Common Stock.  The prospectus supplement relating to the common stock offered will state the number of shares offered, the initial offering price and market price, dividend information and any other relevant information.  The summary in this section and in the prospectus supplement does not describe every aspect of the common stock and is subject to and qualified in its entirety by reference to all the provisions of our restated certificate of incorporation and bylaws and the Delaware General Corporation Law.

General

Shares of Class A Common Stock and Class B Stock are each entitled to one vote and 95% of one vote, respectively.  Each share of Class B Stock is entitled to a $0.50 per share preference in the event of liquidation or dissolution.  Further, each share of Class B Stock is convertible into one share of Class A Common Stock at the option of the holder.  All shares of common stock have equal rights to participate in dividends.  Stockholders have the right to vote their shares on a cumulative basis with respect to the election of directors.  Shares of common stock carry no conversion rights, other than the right to convert shares of Class B Common Stock into Shares of Class A Common Stock, carry no preemptive or subscription rights and are not subject to redemption.  All outstanding shares of common stock are, and any shares of common stock issued upon conversion of any convertible securities will be, fully paid and non-assessable.  We may pay dividends on the common stock when, as and if declared by our board of directors.  Dividends may be declared in the discretion of the board of directors from funds legally available, subject to any restrictions under agreements related to our indebtedness.

The outstanding shares of Class A Common Stock are listed on the New York Stock Exchange and trade under the symbol “BRY.” The transfer agent, registrar and dividend disbursement agent for the common stock is Mellon Investor Services.

Shareholder Rights

In November 1999, we adopted a Shareholder Rights Agreement and declared a dividend distribution of one Right for each outstanding share of Class A Common Stock and Class B Common Stock on December 8, 1999.  Each Right, when exercisable, entitles the holder to purchase one one-hundredth of a share of a Series B Junior Participating Preferred Stock, or in certain cases other securities, for $19.00.  The exercise price and number of shares issuable are subject to adjustment to prevent dilution.  The Rights would become exercisable, unless earlier redeemed by us, 10 days following a public announcement that a person or group has acquired, or obtained the right to acquire, 20% or more of the outstanding shares of Class A Common Stock or 10 business days following the commencement of a tender or exchange offer for such outstanding shares which would result in such person or group acquiring 20% or more of the outstanding shares of Class A Common Stock, either event occurring without our prior consent.

The Rights will expire on December 8, 2009 or may be redeemed by us at $.005 per Right prior to that date unless they have theretofore become exercisable.  The Rights do not have voting or dividend rights, and until they become exercisable, have no diluting effect on our earnings.  A total of 500,000 shares of our preferred stock has been designated Series B Junior Participating Preferred Stock and reserved for issuance upon exercise of the Rights.

           DESCRIPTION OF WARRANTS

The following is a description of the general terms and provisions of the warrants.  The particular terms of any series of warrants will be described in a prospectus supplement.  If so indicated in a prospectus supplement, the terms of that series may differ from the terms set forth below.

General

We may issue warrants to purchase debt securities, preferred stock or common stock.  Warrants may be issued independently or together with any debt securities, preferred stock or common stock and may be attached to or separate from the debt securities, preferred stock or common stock.  Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent.  The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

You should review the applicable prospectus supplement for the specific terms of any warrants that may be offered including the following:

•	the title of the warrants;

•	the aggregate number of the warrants;

•	the price or prices at which the warrants will be issued;

•
the designation, aggregate principal amount, denominations and terms of the debt securities purchasable upon exercise of a warrant to purchase debt securities and the price at which the debt securities may be purchased upon exercise;

•
the designation, stated value, terms (including liquidation, dividend, conversion and voting rights), number of shares and purchase price per share of the class or series of preferred stock purchasable upon the exercise of warrants to purchase shares of preferred stock;

•	the number of shares and the purchase price per share of common stock purchasable upon the exercise of warrants to purchase shares of common stock;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	if applicable, the minimum or maximum number of warrants that may be exercised at any one time;

•	information relating to book-entry procedures, if any;

•	if applicable, a discussion of material United States federal income tax considerations; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

           PLAN OF DISTRIBUTION

We may sell the securities in and outside the United States through underwriters or dealers, directly to purchasers, through agents or through a combination of these methods. The prospectus supplement will include the following information:

•	the terms of the offering;

•	the name of any underwriters or agents;

•	the purchase price of the securities from us and, if the purchase price is not payable in U.S. dollars, the currency or composite currency in which the purchase price is payable;

•	the net proceeds to us from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.

Sale Through Underwriters or Dealers

If we use underwriters in the sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to conditions, and the underwriters will be obligated to purchase all the securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if such offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, these activities may be discontinued at any time.

If we use dealers in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The dealers participating in any sale of the securities may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

We may sell the securities directly. In that event, no underwriters or agents would be involved. We may also sell the securities through agents we designate from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the securities, and we will describe any commissions payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

Remarketing

We may offer and sell any of the securities in connection with a remarketing upon their purchase, in accordance with a redemption or repayment by their terms or otherwise, by one or more remarketing firms acting as principals for their own accounts or as our agents. We will identify any remarketing firm, the terms of any remarketing agreement and the compensation to be paid to the remarketing firm in the prospectus supplement. Remarketing firms may be deemed underwriters under the Securities Act.

Derivative Transactions

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in these sale transactions will be underwriters and will be identified in the applicable prospectus supplement or in a post-effective amendment to the registration statement of which this prospectus forms a part.

           VALIDITY OF OFFERED SECURITIES

The validity of the offered securities and other matters in connection with any offering of the securities will be passed upon for us by Musick, Peeler & Garrett LLP, Westlake Village, California, and for the underwriters or agents, if any, by a firm named in the prospectus supplement relating to the particular security.

           EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K/A for the year ended December 31, 2007 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The audited Statements of Combined Revenues and Direct Operating Expenses for the oil and gas properties purchased by Berry Petroleum Company from a consortium of private sellers for each of the two years in the period ended December 31, 2007 included in Exhibit 99.4 of Berry Petroleum Company’s Current Report on Form 8-K/A dated September 29, 2008 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

 Certain information incorporated by reference in this prospectus regarding estimated quantities of oil and natural gas reserves owned by us, the future net revenues from those reserves and their present value is based on estimates of the reserves and present values prepared by or derived from estimates prepared by DeGolyer and MacNaughton, independent consulting petroleum engineers, and all such information has been so incorporated in reliance on the authority of such firm as experts regarding the matters contained in their report.  Future estimates of oil and natural gas reserves and related information hereafter incorporated by reference in this prospectus and the registration statement will be incorporated in reliance upon the reports of the firm examining such oil and gas reserves and related information and upon the authority of that firm as experts regarding the matters contained in their reports, to the extent the firm has consented to the use of their reports.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

Set forth below is an estimate of the approximate amount of the fees and expenses expected to be incurred by Berry Petroleum Company in connection with offerings described in this registration statement.

SEC Registration Fee	$ 29,475
Trustee Fees and Expenses	*
Printing and Engraving	*
Accounting Fees and Expenses	*
Rating Agency Fees and Expenses	*
Legal Fees and Expenses	*
Engineering Fees and Expenses	*
Miscellaneous	*
Total	$ *

*
Estimated expenses are not presently known.  The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that we anticipate we will incur in connection with the offering of securities under this registration statement.  An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15.  Indemnification of Directors and Officers.

Berry Petroleum Company is incorporated in Delaware.  Under Section 145 of the Delaware General Corporation Law (the “DGCL”), a Delaware corporation has the power, under specified circumstances, to indemnify its directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason that they were or are such directors, officers, employees or agents, against expenses and liabilities incurred in any such action, suit or proceeding so long as they acted in good faith and in a manner that they reasonably believed to be in, or not opposed to, the best interests of such corporation, and with respect to any criminal action, that they had no reasonable cause to believe their conduct was unlawful.  With respect to suits by or in the right of such corporation, however, indemnification is generally limited to attorneys’ fees and other expenses and is not available if such person is adjudged to be liable to such corporation unless the court determines that indemnification is appropriate.  A Delaware corporation also has the power to purchase and maintain insurance for such persons.  Article 8 of the Bylaws of Berry Petroleum Company permits indemnification of directors and officers to the fullest extent permitted by Section 145 of the DGCL.  Reference is made to the Bylaws of Berry Petroleum Company.  Additionally, Berry Petroleum Company has acquired directors and officers insurance, which includes coverage for liability under the federal securities laws.  Berry Petroleum Company has also entered into indemnification agreements with each of its directors and certain of its officers that provide contractual rights to indemnity and expense advancement and include related provisions meant to facilitate the indemnitees’ receipt of such benefits.

Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director provided that such provisions may not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

The above discussion of Berry Petroleum Company’s Bylaws and Sections 102(b)(7) and 145 of the DGCL is not intended to be exhaustive and is qualified in its entirety by such Restated Certificate of Incorporation and statutes.

Item 16.  Exhibits

Exhibit Number	Description of Exhibits
1*	Form of Underwriting Agreement
4.1
Amended and Restated Certificate of Incorporation of Berry Petroleum Company, incorporated by reference from Berry Petroleum Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2006 (File No. 1-09735)

4.2
Restated Bylaws of Berry Petroleum Company dated July 1, 2005, incorporated by reference from Exhibit 3.1 to Berry Petroleum Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2005 (File No. 1-09735)

4.3
First Supplemental Indenture between Berry Petroleum Company and Wells Fargo Bank, National Association dated as of October 24, 2006, incorporated by reference from Exhibit 4.1 to Berry Petroleum Company’s Current Report on Form 8-K filed on October 26, 2006 (File No. 1-9735)

4.4	8.25% Senior Subordinated Notes of Berry Petroleum Company, incorporated by reference to Berry Petroleum Company’s Form 424B5 filed on October 19, 2006
4.5
Certificate of Designation, Preferences and Rights of Series B Junior Participating Preferred Stock of Berry Petroleum Company, incorporated by reference from Exhibit A to Berry Petroleum Company’s Registration Statement on Form 8-A12B filed on December 7, 1999 (File No. 778438-99-000016)

4.6
Rights Agreement between Berry Petroleum Company and ChaseMellon Shareholder Services L.L.C. dated as of December 8, 1999, incorporated by reference from Exhibit 1 to Berry Petroleum Company’s Registration Statement on Form 8-A12B filed on December 7, 1999 (File No. 778438-99-000016)

4.7**	Form of Indenture for Senior Debt Securities
4.8**	Form of Indenture for Subordinated Debt Securities
4.9*	Form of Certificate of Designations of Preferred Stock
4.10*	Form of Debt Warrant Agreement (including form of Debt Warrant Certificate)
4.11*	Form of Preferred Stock Warrant Agreement (including form of Preferred Stock Warrant Certificate)
4.12*	Form of Common Stock Warrant Agreement (including form of Common Stock Warrant Certificate)
5.1**	Opinion of Musick, Peeler & Garrett LLP
12.1	Computation of Ratios of Earnings to Fixed Charges
23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accountants
23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accountants
23.3	Consent of DeGolyer and MacNaughton
23.4**	Consent of Musick, Peeler & Garrett LLP (set forth in their opinion filed as Exhibit 5.1)
24.1	Powers of Attorney
25.1**	Statement of Eligibility of Trustee on Form T-1 with respect to Debt Securities
*	To be filed as an exhibit to a current report on Form 8-K and incorporated by reference herein in connection with a specific offering of securities.
**           Previously filed.

Item 17.  Undertakings

(a)  The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, That paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for purposes of determining liability under the Securities Act of 1933 to any purchaser:

(A)  Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for purposes of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report, pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the claim has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d)  The undersigned registrant hereby undertakes that:

(A)  For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(B)  For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Denver, Colorado on the 25th day of February, 2009.

BERRY PETROLEUM COMPANY

By:  /s/ DAVID D. WOLF

David D. Wolf

Executive Vice President and

Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on February 25, 2009.

Signature	Title	Dated
*	Chairman of the Board and Director	February 25, 2009
____________________________ Martin H. Young, Jr.
/s/ ROBERT F. HEINEMANN	President, Chief Executive Officer (Principal Executive Officer) and Director	February 25, 2009
____________________________ Robert F. Heinemann
/s/ DAVID D. WOLF	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	February 25, 2009
____________________________ David D. Wolf
/s/ SHAWN M. CANADAY	Vice President and Controller (Principal Accounting Officer)	February 25, 2009
____________________________ Shawn M. Canaday
*	Director	February 25, 2009
____________________________ Joseph H. Bryant
*	Director	February 25, 2009
____________________________ Ralph B. Busch
*	Director	February 25, 2009
____________________________ William E. Bush, Jr.
*	Director	February 25, 2009
____________________________ Stephen L. Cropper
*	Director	February 25, 2009
____________________________ J. Herbert Gaul, Jr.
*	Director	February 25, 2009
____________________________ Thomas J. Jamieson
*	Director	February 25, 2009
____________________________ J. Frank Keller
*	Director	February 25, 2009
____________________________ Ronald J. Robinson

*By: /s/ ROBERT F. HEINEMANN __________________________
Robert F. Heinemann, Attorney-in-fact

EXHIBIT INDEX
Exhibit Number	Description of Exhibits
1*	Form of Underwriting Agreement
4.1
Amended and Restated Certificate of Incorporation of Berry Petroleum Company, incorporated by reference from Berry Petroleum Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2006 (File No. 1-09735)

4.2
Restated Bylaws of Berry Petroleum Company dated July 1, 2005, incorporated by reference from Exhibit 3.1 to Berry Petroleum Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2005 (File No. 1-09735)

4.3
First Supplemental Indenture between Berry Petroleum Company and Wells Fargo Bank, National Association dated as of October 24, 2006, incorporated by reference from Exhibit 4.1 to Berry Petroleum Company’s Current Report on Form 8-K filed on October 26, 2006 (File No. 1-9735)

4.4	8.25% Senior Subordinated Notes of Berry Petroleum Company, incorporated by reference to Berry Petroleum Company’s Form 424B5 filed on October 19, 2006
4.5
Certificate of Designation, Preferences and Rights of Series B Junior Participating Preferred Stock of Berry Petroleum Company, incorporated by reference from Exhibit A to Berry Petroleum Company’s Registration Statement on Form 8-A12B filed on December 7, 1999 (File No. 778438-99-000016)

4.6
Rights Agreement between Berry Petroleum Company and ChaseMellon Shareholder Services L.L.C. dated as of December 8, 1999, incorporated by reference from Exhibit 1 to Berry Petroleum Company’s Registration Statement on Form 8-A12B filed on December 7, 1999 (File No. 778438-99-000016)

4.7**	Form of Indenture for Senior Debt Securities
4.8**	Form of Indenture for Subordinated Debt Securities
4.9*	Form of Certificate of Designations of Preferred Stock
4.10*	Form of Debt Warrant Agreement (including form of Debt Warrant Certificate)
4.11*	Form of Preferred Stock Warrant Agreement (including form of Preferred Stock Warrant Certificate)
4.12*	Form of Common Stock Warrant Agreement (including form of Common Stock Warrant Certificate)
5.1**	Opinion of Musick, Peeler & Garrett LLP
12.1	Computation of Ratios of Earnings to Fixed Charges
23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accountants
23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accountants
23.3	Consent of DeGolyer and MacNaughton
23.4**	Consent of Musick, Peeler & Garrett LLP (set forth in their opinion filed as Exhibit 5.1)
24.1	Powers of Attorney
25.1**	Statement of Eligibility of Trustee on Form T-1 with respect to Debt Securities
*	To be filed as an exhibit to a current report on Form 8-K and incorporated by reference herein in connection with a specific offering of securities.
**           Previously filed.